EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 183 to Registration Statement No. 002-22019 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Growth Trust  (the “Trust”), and the Portfolio listed on the attached Appendix A, appearing in the Annual Report on Form N-CSR of the Trust for the year ended August 31, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 23, 2015

Appendix A

Report Date

Funds

October 19, 2015

Eaton Vance Greater China Growth Fund

October 19, 2015

Eaton Vance Richard Bernstein Equity Strategy Fund

October 19, 2015                   Eaton Vance Richard Bernstein All Asset Strategy Fund

October 19, 2015

Eaton Vance Richard Bernstein Market Opportunities Fund

October 22, 2015

Eaton Vance Worldwide Health Sciences Fund

Portfolio whose financial statements are included in one or more of the above Funds annual reports for the year ending August 31, 2015:

Report Date

Portfolio

October 22, 2015

Worldwide Health Sciences Portfolio